CONSULTING  AGREEMENT  dated  as of March 1,
                                    1995,   between   CONVERSION    TECHNOLOGIES
                                    INTERNATIONAL,  INC., a Delaware corporation
                                    (the  "Company"),  and  ECKARDT C. BECK (the
                                    "Consultant"), As Amended.


     The Company is a specialty materials company engaged in the business of developing and manufacturing advanced industrial abrasives, specialty glass and glass-ceramic products utilizing, among other things, industrial waste stream recycling and conversion technologies (the "Business"). The Company desires to retain the Consultant to provide certain services to the Company and the Consultant desires to provide such services to the Company in accordance with the terms and conditions hereof.

     NOW THEREFORE, in consideration of and for the mutual promises and covenants contained herein, the parties hereto agree as follows:

     1. Consulting Services.
        -------------------

     (a) Subject to the terms and conditions hereinafter set forth, the Company retains the Consultant, and the Consultant hereby accepts such retention by the Company, effective as of the date hereof, to undertake the following consulting and advisory services:

               (i) provide to the Company strategic and tactical advice and services relating to, among other things, competitive positioning of the Company and its subsidiaries within the markets in which they compete, strategic fit and potential synergies of product lines of others, organizational development of the Company and its subsidiaries, joint venture and teaming opportunities, environmental regulatory strategies, industry trends and identification of potential acquisitions and joint venture candidates;

               (ii) assist in strategic  planning,  in an effort to position CTI
          toward  profitability;   fund
          raising and other capital structure activities; investor relations and communications activities; and engage in business development activities;

               (iii) serve as the Company's chief environmental officer and oversee, monitor and advise with respect to materials management at the Company's facilities and environmental matters generally (in such capacity, Mr. Beck is hereby authorized to confer with the New York Job Development Authority, as may be required, as well as such other agencies or parties deemed appropriate); and

               (iv) such other matters that the Chief Executive Officer or the Board of Directors of CTI may reasonably request that are within the Consultant's areas of expertise and experience and that the Consultant agrees to perform.

     (b) The Company and the Consultant hereby acknowledges and agree that the Consultant shall perform the services pursuant to paragraph (a) above (collectively, the "Consulting Services") as an independent contractor and not as an agent, employee or legal representative of the Company, and that the Consultant shall not have authority to bind the Company in any manner. The Consultant agrees that he shall use his best reasonable efforts in providing the Consulting Services hereunder and shall keep the Company apprised of his progress on the Consulting Services from time to time and when requested by the Board of Directors or Chief Executive Officer of the Company.

     (c) The Company and the Consultant agree that the Consultant may from time to time be assigned special projects within the scope of the Consulting Services as outlined above or as otherwise agreed to by the Consultant and the Chief Executive Officer at additional compensation to be agreed upon by the parties.

     (d) During the Term, the Consultant will visit the operating facilities of the Company and its subsidiaries and be reasonably available for telephonic and in person conferences and meetings commensurate with the compensation being paid hereunder.


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

     2. Consideration for Consulting Services.
        -------------------------------------

     (a) In consideration of the Consultant's performance of the Consulting Services during the Term of this agreement, the Company shall pay to the Consultant a consulting fee of $8,000 per month, payable monthly in arrears, commencing as of the date hereof. In addition, the Consultant will receive, in lieu of the options contemplated by the February Amendment (which were not issued), non-qualified options to purchase 300,000 shares of Common Stock of CTI at an exercise price equal to $1.375, effective as of July 22, 1997, pursuant to a meeting of the Compensation Committee of the Board of Directors as of such date. Of such options, 60,000 will be vested immediately and 60,00 will vest on each of the first, second, third and fourth anniversaries of the date hereof, subject to the vesting provisions to be set forth in a non-qualified stock option agreement to be entered into by the parties.

     3. Reimbursement of Expenses.
        -------------------------

     The Company shall reimburse the Consultant for his reasonable out-of-pocket expenses incurred in connection with the Consulting Services and approved in advance by the Chief Executive Officer of the Company. Reimbursement for any expenses as provided for herein shall be made to the Consultant within thirty
(30) days following receipt by the Company of satisfactory evidence of the incurrence of such expenses and the Consultant's written request for such reimbursement.

     4. Term.
        ----

     The term (the "Term") of this Agreement shall commence on August 7, 1997 and shall end on August 7, 2000; provided, however, that this Agreement may be extended by the mutual written agreement of the parties hereto. Notwithstanding the foregoing, this Agreement may be terminated by either party in the event of a material breach by the other party if such breach is not cured (if curable) within 30 days following written notice thereof. Notwithstanding anything contained herein to the contrary, in the event that the Consultant is removed as Chairman of the Board of the Company by the Board of Directors of the Company (other than as a result of a breach of fiduciary duty, conviction of a felony or material breach of this Agreement), unless otherwise agreed to by the parties, (i) this Agreement shall automatically terminate, (ii) the Consultant shall receive a lump sum cash payment equal to the amount of the then remaining money payments hereunder (calculated from the date of termination through March 1, 2000) and (iii) all unvested options held by the Consultant granted in accordance with Section 2 (a) of this Agreement shall become immediately exercisable.

     5. Nondisclosure of Confidential Information.
        -----------------------------------------

     (a) The Consultant acknowledges that the Company would be irreparably harmed if confidential information relating to the business and strategies of the Company and its subsidiaries were disclosed to competitors or potential competitors of the Company and its subsidiaries. Accordingly, the Consultant shall not (i) disclose to any person, firm, corporation, association or other entity any Confidential Information (as defined below) for any reason or purpose whatsoever or (ii) make use of any such Confidential Information for his own purpose or for the benefit of any person, firm, corporation, association or other entity except the Company or its subsidiaries. For purposes of this Agreement, the term "Confidential Information" shall mean any information relating to the Company or any of its subsidiaries that the Consultant may acquire by reason of his association with the Company or any of its subsidiaries, except for (i) information which is in the public domain at the time of receipt thereof by the Consultant, (ii) information which, after receipt thereof by the Consultant, becomes part of the public domain through no improper act or omission of the Consultant, and (iii) information which was lawfully within the Consultant's possession prior to the initial commencement of the Consultant's association with the Company or any of its subsidiaries. The foregoing provisions shall not preclude the use or disclosure by the Consultant of Confidential Information (i) in the performance of his obligations hereunder or (ii) to the extent required by law.

     6. Restrictive Covenants.
        ---------------------

     (a) The Consultant acknowledges the highly competitive nature of the business conducted by the Company

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


and its subsidiaries. Accordingly, as an inducement to the Company to enter into this Agreement and in partial consideration of the amounts to be received hereunder, the Consultant, shall not, during the term hereof and for the two-year period thereafter, (i) directly or indirectly engage in or represent in any way any business (such business being referred to herein as a "Competing Business") competing with the business of the Company or any of its subsidiaries of converting waste into glass and ceramic products, whether such engagement shall be as an officer, director, owner, employee, partner, or other participant in any Competing Business, (ii) assist others in engaging in any Competing Business in the manner described in clause (i) above, (iii) induce any employees of the Company or any of its subsidiaries to terminate their employment with the Company or any such subsidiaries or to engage in any Competing Business or (iv) induce any entity or person with which the Company or any of subsidiaries has a business relationship to terminate or alter such business relationship; provided, however, that nothing contained in this Section 6(a) shall prevent,
--------   -------
restrain or otherwise restrict the Consultant from owning 5% or less of any class of securities of any corporation so long as such securities are listed for trade by NASDAQ in the over-the-counter market or are traded on a national securities exchange.

     (b) The Consultant understands that the foregoing restrictions may limit his ability to earn a livelihood in a business similar to the Business of the Company and its subsidiaries, but he nevertheless believes that he has received and will receive sufficient consideration and other benefits as a Consultant of the Company as provided hereunder to justify such restrictions.

     7. Injunctive Relief.
        -----------------

     The Consultant acknowledges that damages may not be an adequate remedy for a breach of Section 6 or 7 hereof and agrees that injunctive relief in favor of the Company would be an appropriate remedy for such breach. Nothing herein contained, however, shall be construed as prohibiting the Company from pursuing any remedies which may be available to it for such breach or threatened breach or any other breach of this consulting Agreement.


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


     8. No Breach of Duty.
        -----------------

     The Consultant represents and warrants to the Company that the performance by him of this Agreement will not breach any agreement or duty to keep in confidence proprietary information acquired by it in confidence or in trust prior to the Consultant's engagement hereunder or any duty not to compete with any party. The Consultant further agrees that it shall not enter into any agreement in conflict herewith during the Term.

     9. Assignment.
        ----------

     This Agreement shall not be assignable by either party hereto without the written consent of the other party hereto; provided, however, that the Company
                                            --------   -------
may assign this Agreement to any successor of the Company, whether by merger, consolidation, transfer of all or substantially all its assets or otherwise, without the prior written consent of the Consultant.

     10. Severability.
         ------------

     Every provision of this Agreement is intended to be severable. If any term or provision hereof is deemed unlawful or invalid in any jurisdiction for any reason whatsoever, such unlawfulness or invalidity shall not affect the validity of the remainder of this Agreement or the enforceability of such term or provision in any other jurisdiction. To the extent that any such term or provision is held to be unlawful or invalid, the parties agree to reform such term or provision in such a way which will be enforceable in the jurisdiction to which such holding applies, and which will reflect, as nearly as permissible, the intention of the parties.

     11. Notices.
         -------

     All notices and other communications required or permitted hereunder shall be sufficient if delivered personally or sent by nationally recognized overnight courier, by facsimile or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:


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


            if to the Consultant, to

            Eckardt C. Beck
            6345 N.W. 26th Terr.
            Boca Raton, Florida  33496
            Telephone:  (407) 997-9732

            if to the Company, to:

            Conversion Technologies International, Inc.
            3452 Lake Lynda Drive, Suite 280
            Orlando, Florida 32817
            Telephone:  (407) 207-5900
            Facsimile:  (407) 207-5955
            Attention:  William L. Amt;

            with a copy to:

            Buchanan Ingersoll
            500 College Road East
            Princeton, New Jersey 08540
            Telephone:  (609) 987-6800
            Facsimile:  (609) 520-0360
            Attention:  Perry A. Pappas, Esq.;

or to such other address as the party to whom notice is to be given may have furnished to the other party. Any such notice or communication shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next business day following dispatch, (c) in the case of facsimile transmission, when received, and (d) in the case of mailing, on the fifth business day following the day on which the piece of mail containing such communication is posted.

     12. Entire Agreement.
         ----------------

     This Agreement constitutes the entire agreement and understanding between the Company and the Consultant regarding the subject matter hereof and supersedes any and all negotiations, prior discussions and preliminary and prior agreements and understandings related to the subject matter hereof.


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

     13. Governing Law.
         -------------

     This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly therein.

     14. Counterparts.
         ------------

     This Agreement may be executed in one or more counterparts, each of which, when so executed shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same instrument.

     15. Modification.
         ------------

     Neither this Agreement nor any term hereof may be amended, modified, supplemented or waived unless in a written instrument executed by the Company and the Consultant.


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

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                          CONVERSION TECHNOLOGIES
                                          INTERNATIONAL, INC.


                                          By:   /s/Harvey Goldman
                                             -------------------------------
                                              Harvey Goldman
                                              Chief Executive Officer


                                          THE CONSULTANT:


                                            /s/ Eckardt C. Beck
                                          ----------------------------------
                                            Eckardt C. Beck